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[CREDIT SUISSE FIRST BOSTON CORPORATION Logo]

                        CREDIT SUISSE FIRST BOSTON CORPORATION
                        Eleven Madison Avenue             Telephone 212 325 2000
                        New York, NY 10010-3629

                       DUKE ENERGY INTERNATIONAL, L.L.C.
                      A WHOLLY-OWNED, INDIRECT SUBSIDIARY
                                       OF
                            DUKE ENERGY CORPORATION
         HAS INCREASED THE PRICE OF ITS U.S. OFFER TO PURCHASE FOR CASH
             SHARES OF COMMON STOCK AND AMERICAN DEPOSITARY SHARES
                                       OF
                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                                       TO
              CHILEAN PESOS 275 NET PER SHARE OF COMMON STOCK AND
             CHILEAN PESOS 8,250 NET PER AMERICAN DEPOSITARY SHARE
    (EACH AMERICAN DEPOSITARY SHARE REPRESENTING 30 SHARES OF COMMON STOCK)
                                      AND
                HAS INCREASED THE AGGREGATE NUMBER OF SHARES OF
                  COMMON STOCK AND AMERICAN DEPOSITARY SHARES
     REPRESENTING SHARES OF COMMON STOCK THAT IT HAS OFFERED TO PURCHASE TO
                       602,828,970 SHARES OF COMMON STOCK

THE OFFER, PRORATION PERIOD AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 29, 1999, UNLESS EXTENDED.

                                                                  April 19, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Duke Energy International, L.L.C. (the 'PURCHASER'), a Delaware limited liability company, to act as dealer manager in the United States (the 'DEALER MANAGER') in connection with the Purchaser's offer to purchase Shares of Common Stock, no par value (the 'SHARES'), of Empresa Nacional de Electricidad S.A., a publicly traded stock corporation organized under the laws of the Republic of Chile (the 'COMPANY'), at a price of Chilean Pesos 275 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase dated February 25, 1999 (the 'U.S. OFFER TO PURCHASE') as amended and supplemented by the Supplement thereto, dated April 19, 1999 (the 'SUPPLEMENT') (which together with the related revised Form of Acceptance, revised ADS Letter of Transmittal and revised ADS Notice of Guaranteed Delivery constitute the 'U.S. OFFER'). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     The U.S. Offer is subject to a number of conditions, including the purchase in the Chilean offer by Duke Energy Inversiones Uno Limitada, an affiliate of the Purchaser, of at least 3,680,947,436 shares (the 'AUCTION CONDITION'). The U.S. Offer is subject to other customary terms and conditions set forth in
Section 15 of the U.S. Offer to Purchase as modified by the Supplement.

     For your information and for forwarding to those of your clients for whose account you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Supplement, dated April 19, 1999;

          2. A printed revised form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the U.S. Offer;



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          3. The revised Form of Acceptance to be used by holders of Shares in accepting the U.S. Offer;

          4. The revised ADS Letter of Transmittal to be used by holders of ADSs in accepting the U.S. Offer (which constitutes part of the U.S. Offer and is provided for informational purposes only);

          5. The revised ADS Notice of Guaranteed Delivery (which constitutes part of U.S. Offer and is provided for informational purposes only);

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          7. A Certificate of Foreign Status on Substitute Form W-8; and

          8. A return envelope addressed to Harris Trust Company of New York (the 'RECEIVING AGENT').

     ADSs CANNOT BE TENDERED BY MEANS OF THE ENCLOSED REVISED FORM OF ACCEPTANCE (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF SHARES). IF YOU HOLD ADSs, YOU SHOULD USE EITHER THE ENCLOSED REVISED ADS LETTER OF TRANSMITTAL OR THE ORIGINAL ADS LETTER OF TRANSMITTAL FOR TENDERING SUCH ADSs INTO THE U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH IN SUCH FORM. ADDITIONAL INFORMATION CAN BE OBTAINED FROM THE INFORMATION AGENT AT (888) 750-5834 OR (212) 750-5833.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     PLEASE NOTE THE FOLLOWING:

          1. The U.S. Offer is being made for Shares and ADSs representing in the aggregate up to 602,828,970 Shares (the 'MAXIMUM NUMBER OF SHARES'). If Shares and/or ADSs representing in the aggregate more than the Maximum Number of Shares are validly tendered prior to the Expiration Date and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Maximum Number of Shares on a pro rata basis. If proration of Shares and ADSs is required, shares will be purchased only in multiples of 30 shares. See Section 1 of the U.S. Offer to Purchase as amended by the Supplement. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs AND TO ALL HOLDERS OF SHARES WHO ARE NON-CHILEAN PERSONS.

          2. The tender price is Chilean Pesos 275 per Share, net to the seller in cash and without interest thereon, as set forth in the Supplement. Consideration for tendered Shares will be paid in Chilean Pesos. The right of a holder of Shares to convert Chilean Pesos received upon the sale of its Shares pursuant to the U.S. Offer into another currency and to expatriate these proceeds to a country other than Chile may be affected by the terms of the foreign investment contract pursuant to which such holder acquired such Shares.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions pursuant to the U.S. Offer.

          4. The U.S. Offer, the Proration Period and Withdrawal Rights will expire at 12:00 midnight, New York City time, on Thursday, April 29, 1999, unless the U.S. Offer is extended.

          5. SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN THEIR SHARES PURSUANT TO THE U.S. OFFER ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE, SUBJECT TO THE CONDITIONS OF THE U.S. OFFER, THE INCREASED OFFER PRICE OF CHILEAN PESOS 275 PER SHARE, IF THE SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE U.S. OFFER.

          6. The Company stated in its Schedule 14D-9 filed in response to the Purchaser's original U.S. Offer that based upon the advice of its counsel and consistent with Chilean practice, it has determined that it was inappropriate for the Company to take a position with respect to the Purchaser's original Offers. Although as of the date hereof the Board of Directors of the Company has not taken a position with respect to the Purchaser's revised Offers, the Purchaser believes that the Company's Board of Directors will not change its determination in response to the Purchaser's revised Offers.

          7. Notwithstanding any other provision of the U.S. Offer, payment for Shares accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the



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             Receiving Agent at its address set forth on the back cover of the
             U.S. Offer to Purchase or Banchile Corredores de Bolsa (BY HAND DELIVERY ONLY) at Agustinas 975, 2nd floor, Santiago de Chile of the completed revised or original Form of Acceptance, together with the Titulo(s) evidencing ownership of Shares, or a certificate from the Deposito Central de Valores (the 'DCV') evidencing the number of Shares held on deposit in the case of Shares held at the DCV, a duly signed Traspaso stock transfer with the number of Shares in the blank and power of attorney to complete such a Traspaso in the manner provided in the Forms of Acceptance and in the case of Shares held on deposit at the DCV, a letter to the DCV instructing the DCV to perform a book-entry transfer in favor of the Purchaser or its designee.

     The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares and/or ADSs pursuant to the U.S. Offer (other than the Dealer Manager, the Receiving Agent, Banchile and the Information Agent as described in the U.S. Offer to Purchase as modified by the Supplement). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Any inquiries you may have with respect to the U.S. Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager for the U.S. Offer, or to Innisfree M&A Incorporated, the Information Agent for the U.S. Offer, at their respective addresses and telephone numbers set forth on the back cover page of the U.S. Offer to Purchase.

     Requests for copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent.

                                    Very truly yours,

                                    CREDIT SUISSE FIRST BOSTON CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE RECEIVING AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS (OR THE DOCUMENTS RELATING TO THE U.S. OFFER PREVIOUSLY DELIVERED TO YOU UNDER COVER OF OUR LETTER DATED FEBRUARY 25, 1999) AND THE STATEMENTS CONTAINED THEREIN.

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